Exhibit 10.19

SECOND AMENDMENT TO

DYNEGY INC.

SEVERANCE PAY PLAN

WHEREAS, Dynegy Inc., an Illinois corporation (“Dynegy Illinois”) and certain subsidiaries and affiliated entities have heretofore established and maintained the Dynegy Inc. Severance Pay Plan (the “Plan”);

WHEREAS, Dynegy Illinois has heretofore amended and restated the Plan, effective February 1, 2005, and has subsequently amended such amended and restated Plan, on behalf of itself and all of its subsidiaries and affiliated entities that participate in the Plan;

WHEREAS, Dynegy Illinois has entered into that certain Plan of Merger, Contribution and Sale Agreement by and among Dynegy Illinois, LSP GEN Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co., and Dynegy Acquisition, Inc., executed September 14, 2006 (the “Merger Agreement”);

WHEREAS, pursuant to the transactions contemplated in the Merger Agreement, Dynegy Illinois will become a wholly-owned subsidiary of a newly-formed Delaware corporation, named “Dynegy Inc.” (“Dynegy Inc.”), and Dynegy Illinois will thereafter be renamed “Dynegy Illinois Inc.”, as of the Effective Time specified in the Merger Agreement (the “Effective Time”);

WHEREAS, in connection with the completion of such transactions, the Board of Directors of Dynegy Illinois and Dynegy Inc. have approved the adoption, assumption and sponsorship of the Plan by Dynegy Inc.;

WHEREAS, immediately after the Effective Time, Dynegy Illinois will withdraw as the sponsor of the Plan and Dynegy Inc. will assume sponsorship of the Plan;

WHEREAS, Article VII of the Plan provides that Dynegy Illinois may amend the Plan at any time;

NOW THEREFORE, the Plan is hereby amended as follows:

1. Section I of the Plan is hereby amended by replacing the first paragraph thereof with the following three paragraphs, effective immediately after the Effective Time:

“Dynegy Inc., an Illinois corporation (‘Dynegy Illinois’), and its participating subsidiaries and affiliated entities originally established the Dynegy Inc. Severance Pay Plan effective as of September 1, 1998, to provide severance benefits for certain Eligible Employees whose employment is terminated involuntarily by the Company under certain conditions. Dynegy Illinois amended such plan in certain respects and restated it in the form of the Dynegy Inc. Severance Pay Plan (defined more completely below as the ‘Plan’), as amended and restated effective February 1, 2005 (the ‘Effective Date’); provided, however, that such amendment and restatement of the Plan is not intended to amend or otherwise modify any Supplemental Plan specifically referring to the Plan that is effective as of the Effective Date and any such Supplemental Plan shall remain effective in accordance with its terms on and after the Effective Date.

Dynegy Illinois has entered into that certain Plan of Merger, Contribution and Sale Agreement by and among Dynegy Illinois, LSP GEN Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co., and Dynegy Acquisition, Inc., executed September 14, 2006 (the ‘Merger Agreement’). Pursuant to the transactions contemplated in the Merger Agreement, Dynegy Illinois became a wholly-owned subsidiary of a newly-formed Delaware corporation, named ‘Dynegy Inc.’ (‘Dynegy Inc.’), and Dynegy Illinois was thereafter renamed ‘Dynegy Illinois Inc.’, as of the Effective Time specified in the Merger Agreement (the ‘Effective Time’).

Effective immediately after the Effective Time, Dynegy Illinois withdrew as the Sponsor of the Plan and Dynegy Inc. adopted and assumed the sponsorship of the Plan. All references in the Plan to ‘Dynegy Inc.’ shall mean Dynegy Inc., a Delaware corporation, as defined in Section XII. The term ‘Company,’ as more completely defined in Section XII, shall include Dynegy Inc., and each of its subsidiaries and affiliated entities that participate in the Plan. The participating subsidiaries and affiliated entities are listed on Attachment A.”

2. The last sentence of Section VII of the Plan is hereby amended in its entirety to provide as follows, effective immediately after the Effective Time:

“Any Plan amendment must be signed by the Executive Vice President, Administration of Dynegy Inc., or the individual who, at the time in question, is the highest ranking officer over administration in Dynegy Inc., to be effective.”

3. Section XI of the Plan hereby amended in its entirety to provide as follows, effective immediately after the Effective Time:

“The Plan is a welfare benefit plan providing benefits from the general assets of the Company. Dynegy Inc. is the Plan Sponsor. The Plan Year is from January 1 to the following

December 31 each year. The Plan Sponsor has assigned plan number 504 to the Plan. The Employer identification number for Dynegy Inc. is 20-5653152.

A.	Plan Sponsor

Dynegy Inc.

1000 Louisiana Street, Suite 5800

Houston, Texas 77002

(713) 507-6400

B.	Plan Administrator

Dynegy Inc. Benefit Plans Committee

c/o Executive Vice President, Administration

Dynegy Inc.

1000 Louisiana Street, Suite 5800

Houston, Texas 77002

(713) 507-6400

C.	Agent for Legal Service of Process

Dynegy Inc. Benefit Plans Committee

c/o Executive Vice President, Administration

Dynegy Inc,

1000 Louisiana Street, Suite 5800

Houston, Texas 77002.”

4. Except as modified herein, the Plan shall remain in full force and effect. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to the Plan to be executed on the date indicated below, to be effective immediately after the Effective Time.

DYNEGY ILLINOIS INC. (formerly known as Dynegy Inc.), an Illinois corporation

By:	/s/ J. Kevin Blodgett

Title:	Executive Vice President, Administration

Date:	April 2, 2007

Approved and accepted:

DYNEGY INC., a Delaware corporation

By:	/s/ J. Kevin Blodgett

Title:	Executive Vice President, Administration

Date:	April 2, 2007

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